EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 4, 1996, in Amendment No. 3 to the Registration Statement on Form SB-2 (Registration No. 333-21613) and related Prospectus of ThermoEnergy Corporation for the registration of 1,100,000 shares of Series A Common Stock, 1,100,000 Redeemable Series 1 Common Stock Purchase Warrants and 1,100,000 Redeemable Series 2 Common Stock Purchase Warrants.

 /s/ Kemp & Company


Little Rock, Arkansas
October 9, 1997




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